UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2010

Taylor Capital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50034	36-4108550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2010, Taylor Capital Group, Inc. (the "Registrant") and Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (together, the "Prairie Investors") entered into an Exchange Agreement that relates to certain conditions to the Prairie Investors' participation in the Registrant's recent private placement of shares of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C ("Series C Preferred"), and 8% subordinated notes, together with detachable warrants to purchase shares of the Registrant's common stock (collectively, the "Private Placement"). Previously, the Registrant and the investors in the Private Placement, including the Prairie Investors, entered into a securities purchase agreement (the "Purchase Agreement") on May 21, 2010 in connection with the Private Placement.

As previously disclosed on the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2010, the Registrant closed on approximately $32 million shares of Series C Preferred and approximately $34 million in principal amount of subordinated notes issued by the Registrant, and warrants to purchase shares of the Registrant's common stock. The $9.15 million investment by the Prairie Investors, which was funded at the closing of the Private Placement, however, remained in escrow pending regulatory review of the Prairie Investors' participation in the Private Placement. After reviewing the matter with the Registrant's regulators, the Registrant agreed to sell to the Prairie Investors, in lieu of shares of Series C Preferred, shares of a newly designated 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E ("Series E Preferred"). Other than with respect to voting rights and related transfer restrictions, the terms of the Series E Preferred are substantially the same as the Series C Preferred.

Pursuant to the Purchase Agreement and the Exchange Agreement, the Registrant will sell to the Prairie Investors $5,588,000 of Series E Preferred, or 223,520 shares of Series E Preferred, and $3,562,000 in principal amount of subordinated notes, together with detachable warrants to purchase shares of the Registrant's common stock. Each share of Series E Preferred has a purchase price and liquidation preference of $25.00 per share. In addition, pursuant to the Exchange Agreement, each of the Prairie Investors agreed to exchange 202,665 shares of the Registrant's Common Stock beneficially owned by such Prairie Investor for 202,665 shares of a newly designated Nonvoting Convertible Preferred Stock, Series D, of the Registrant ("Series D Preferred"). Other than with respect to voting rights and related transfer restrictions, the terms of the Series D Preferred are substantially the same as the Common Stock.

C. Bryan Daniels is a member of the Registrant's board of directors and a managing member of the sole general partner of each of the Prairie Investors.

The Series E Preferred will be convertible into (1) an aggregate of up to 223,520 shares of Series C Preferred automatically upon any sale or other transfer of Series E Preferred in a Widely Dispersed Offering, or (2) an aggregate of up to 455,048 shares of Series D Preferred, at the option of the holders of shares of Series E Preferred at any time. In addition, the Series E Preferred will be convertible into an aggregate of up to 455,048 shares of Series D Preferred at the option of the Registrant at any time after the earlier to occur of (x) May 28, 2015, and (y) the first date on which the volume-weighted average per share price of the Registrant's common stock equals or has exceeded 130% of the then applicable conversion price of the Series E Preferred for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. A "Widely Dispersed Offering" means any sale or other transfer of Series D Preferred or Series E Preferred, as applicable, (a) pursuant to any public offering or public sale of securities of the Registrant, (b) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of the outstanding voting securities of the Registrant without any such transfer, (c) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of the outstanding voting securities of the Registrant, (d) pursuant to a merger, consolidation or similar transaction involving the Registrant if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of the outstanding voting securities of the Registrant, or (e) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of voting securities of the Registrant held by such person or group of persons after giving effect to such transfer.

The Series E Preferred will pay non-cumulative dividends quarterly in arrears at an annual rate of 8% of the liquidation preference beginning in January 2010 and will have a conversion price with respect to any conversion into shares of Series D Preferred of $12.28 per share.

The subordinated notes will bear interest at an annual rate of 8% and will mature on May 28, 2020, but may be prepaid at the Registrant's option on or after May 28, 2012; provided that any prepayment of the subordinated notes by the Registrant on or after May 28, 2012, but prior to May 28, 2015, shall be subject to a prepayment premium as follows: (1) with respect to any prepayment from and after May 28, 2012, but prior to May 28, 2013, the amount of prepayment shall be 102.5% of the principal amount to be prepaid, (2) with respect to any prepayment from and after May 28, 2013, but prior to May 28, 2014, the amount of prepayment shall be 101.5% of the principal amount to be prepaid, and (3) with respect to any prepayment from and after May 28, 2014, but prior to May 28, 2015, the amount of prepayment shall be 100.5% of the principal amount to be prepaid. For every $1,000 in principal amount of the subordinated notes, each Prairie Investor will also receive a warrant to purchase 25 shares of the Registrant's Common Stock at an exercise price of $12.28 per share. The warrants to be issued to the Prairie Investors will represent an aggregate of 89,050 shares of Common Stock. The warrants will be immediately exercisable, and the warrants will expire on May 28, 2015.

Each share of Series D Preferred will be convertible into one share of the Registrant's Common Stock, subject to adjustment as set forth in the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of the Registrant, automatically upon a Widely Dispersed Offering of Series D Preferred. Holders of shares of Series D Preferred will be entitled to dividends or distributions, as and when declared by the Registrant's board of directors, of the same amount, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of the Registrant's Common Stock that such shares of Series D Preferred would be convertible into in connection with a Widely Dispersed Offering of Series D Preferred.

The Registrant has also agreed to enter into a registration rights agreement to provide the Prairie Investors with registration rights with respect to (1) shares of the Registrant's Common Stock owned by them or their affiliates and shares of the Registrant's Common Stock issued or issuable upon the conversion or exercise of (A) any shares of Series D Preferred, (B) any shares of Series C Preferred issued or issuable upon conversion of shares of Series E Preferred, (C) their detachable warrants to purchase shares of Common Stock of the Registrant, or (D) their warrants to purchase shares of the Registrant's Common Stock issued pursuant to the private placement of subordinated debt issued by Cole Taylor Bank in September 2008; (2) shares of Series C Preferred issuable upon conversion of shares of Series E Preferred; (3) shares of Series D Preferred, including any shares of Series D Preferred issued or issuable upon conversion of any shares of Series E Preferred, and (4) shares of Series E Preferred.

The Registrant expects to close on the transaction with the Prairie Investors on or about October 19, 2010, and the transaction is subject to a number of closing conditions.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Registrant's subordinated debt transaction set forth in Item 1.01 above is incorporated by reference herein.
Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

The shares of Series E Preferred, subordinated notes and warrants are being issued to the Prairie Investors in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D thereunder. The Registrant is relying on the exemption from registration provided under Section 4(2) of the Act based in part on representations made by the Prairie Investors in the respective transaction documents, including representations with respect to each Prairie investor's status as an accredited investor and investment intent with respect to the acquired securities. To the extent that any shares of Series C Preferred or Series D Preferred are issued upon conversion of any shares of Series E Preferred, or any shares of the Registrant's Common Stock are issued upon conversion of any such shares of Series C Preferred or Series D Preferred, such shares of Series C Preferred, Series D Preferred or Common Stock, as applicable, will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of shares of Series C Preferred, Series D Preferred or Common Stock, as applicable. To the extent any shares of Common Stock are issued upon the exercise of the warrants, such shares will be issued in transactions anticipated to be exempt from registration under Section 4(2) of the Act and Rule 506 of Regulation D thereunder or, in the case of "cashless exercise" of the warrants, Section 3(a)(9) of the Act.

The shares of Series D Preferred being issued in the transactions contemplated by the Exchange Agreement are being issued in reliance on the exemptions from registration provided by Section 3(a)(9) of the Act, based in part on representations made by the Prairie Investors in the Exchange Agreement and because no commission or other remuneration is being paid in connection with the exchange and issuance of shares of Series D Preferred pursuant to the Exchange Agreement. To the extent that any shares of Common Stock of the registrant are issued upon conversion of any such shares of Series D Preferred, such shares of Common Stock will be issued in transactions anticipated to be exempt from registration under Section 3(a)(9) of the Act, because no commission or other remuneration will be paid in connection with such conversions and any resulting issuance of shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR CAPITAL GROUP, INC.

By:	/s/ Steven H. Shapiro
Steven H. Shapiro
General Counsel and Corporate Secretary

Dated: October 19, 2010